EXHIBIT 23


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-33491) pertaining to the
Tejon Ranch Company 1992 Stock Option Plan of our report dated
March 27, 1998, with respect to the consolidated financial statements and schedules of Tejon Ranch Company included in the Form 10-K for the year ended December 31, 1997.



                                        /s/ ERNST & YOUNG LLP


Los Angeles, California
March 27, 1998